FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


               Date of Report:  December 28, 1994
                (Date of earliest event reported)


                 NATIONAL CITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)



    INDIANA                  0-13585               35-1632155
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


 227 Main Street, P.O. Box 868, Evansville, Indiana  47705-0868
            (Address of principal executive offices)


Registrant's telephone number, including area code:  812-464-9800


Former name or former address, if changed since last report:  N/A


Date of Report:  January 5, 1995

Pursuant to Section 13 or Section 15(b) of the Securities and
Exchange Act of 1934, Registrant hereby makes current report regarding the following event:

                     ITEM 5.  OTHER EVENTS.

          On December 28, 1994, the Registrant and United
     Financial Bancorp, Inc. (UNFB), parent corporation of
     United Federal Savings Bank, Vincennes, Indiana, announced that a definitive agreement has been reached for the Registrant to acquire UNFB. The definitive agreement conditions the transaction upon the following: (1) the approval of all applicable regulatory authorities; and (2) the approval of the shareholders of UNFB.

          The closing date of this acquisition is
     anticipated to be during the third quarter of 1995.
     This acquisition is to be structured as a tax-free exchange and is to be accounted for under the pooling-of-interests method.

          UNFB is a publicly traded holding company (NASDAQ symbol "UNFB") incorporated under the laws of the State of Delaware and reporting under Section 13 or 15(d) of the Securities and Exchange Act of 1934. As of September 30, 1994, UNFB reported assets of $111,167,000 and shareholders' equity of $11,979,000.
     It operates banking offices in Vincennes and Princeton, Indiana, and a mortgage origination office in Evansville. United Federal Savings Bank also owns a financial services subsidiary, UniFed, Inc., which offers a broad range of insurance and investment products.

          The definitive agreement provides for the exchange of all UNFB common stock for the Registrant's common stock as determined by an exchange ratio calculated by dividing $44.40 per UNFB share by the average price of the Registrant's common stock. The average price of the Registrant's common stock will be based on the weighted average of the per share high and low prices as reported on the Nasdaq National Market System for the 20 trading days prior to the closing of the merger within a price range of $40.50 and $49.50. The Registrant's common stock closed on December 27, 1994, at $46.00. The total value of the transaction to UNFB shareholders is $20,753,000, or 173 percent of September 30, 1994, fully-diluted shareholders' equity. The maximum number of shares of Registrant's common stock which could be issued for this transaction is 512,420 shares, and the minimum is 419,252 shares.

          It is not anticipated that the Registrant will elect to borrow funds in connection with this acquisition. However, if the Registrant does elect to borrow, the source of these funds will be the Registrant's affiliate's correspondent banks.

          There currently exists no material relationship between the Registrant and United Financial Bancorp,
     Inc., including any director, officer, or affiliate relationships.


                            SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL CITY BANCSHARES, INC.



Date:  January 5, 1995             /s/ HAROLD A. MANN
                                   Harold A. Mann
                                   Secretary/Treasurer